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                                                                   EXHIBIT 10.3


               FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT


         THIS FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (this "Amendment") is entered into to be effective as of February 1, 2001, by and among Sunrise Television Corp., a Delaware corporation (together with its successors, the "Company"), and its subsidiary, STC Broadcasting, Inc., a Delaware corporation (together with its successors, "STC"), on the one hand, and Robert N. Smith (the "Executive"), on the other hand.


                                    RECITALS

         WHEREAS, the parties hereto entered into that certain Executive Employment Agreement dated as of February 28, 1997 (the "Employment Agreement"); and

         WHEREAS, the parties hereto now desire to amend the Employment Agreement in certain respects.

         NOW, THEREFORE, in consideration of the recitals above and of the respective agreements and covenants contained herein and in the Employment Agreement, and intending to be legally bound hereby, the parties hereby agree as follows:

         1. Defined Terms. Any capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Employment Agreement.

         2.       Amendments.

         (a) Section 2 of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

                  "2.      Term of Employment. The Executive's Employment
         Period shall commence on February 1, 2001 (the "Employment Date") and shall continue until otherwise terminated in accordance herewith."

         (b) Section 5(b) of the Employment Agreement is hereby amended to make a typographical correction by deleting the number "12" in the last line of
Section 5(b) and replacing in lieu thereof the number "14".

         (c) Section 5(c) of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

                  "(c)     If the Employment Period is terminated by the
         Executive for Good Reason or by the Company or STC for any reason other than Cause or the Executive's death, permanent disability (as defined in the Company's or STC's Board-approved disability plan or policy, as in effect from time to time) or retirement (as defined in the Company's or STC's Board-approved retirement plan or policy, as in effect from time to time), then, as his exclusive right and remedy in respect of such termination:



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                  (i)      the Executive shall be entitled to receive from the
         Company or STC his Accrued Benefits, except that, for this purpose, Accrued Benefits shall not include any entitlement to severance under any Company or STC severance policy generally applicable to the Company's or STC's salaried employees;

                  (ii) the Executive shall receive from the Company or STC, as long as the Executive does not violate the provisions of Paragraph 6 hereof, severance pay equal to the Executive's then current monthly base salary, payable in accordance with the Company's or STC's regular pay schedule, for 12 months from the date of termination of employment; and

                  (iii) the Executive shall continue to be covered at the expense of the Company or STC by the same or equivalent medical, dental, and life insurance coverages as in effect for the Executive immediately prior to termination of his employment, until the earlier of (A) the expiration of the period for which he receives severance pay pursuant to clause (ii) above or (B) the date the Executive has commenced new employment and has thereby become eligible for comparable benefits, subject to the Executive's rights under COBRA."

         (d) Section 5(d) of the Employment Agreement hereby amended and restated in its entirety to read as follows:

                  "(d)     Upon the consummation of a Change of Control during
         the Executive's Employment Period, this Agreement shall automatically terminate without the requirement of any notice or any other action on the part of any party hereto, and the Executive shall receive, as his exclusive right and remedy in respect of such termination (provided the Executive continues to abide by his obligations pursuant to this
         Section 5(d)), the same benefits as stated in clauses (i) through
         (iii) of Paragraph 5(c) hereinabove (without duplication); provided, however, that the Executive agrees that he shall cooperate fully with any effort by the Board to negotiate or enter into a transaction that would result in a Change of Control, including, without limitation, participating in meetings with prospective investors, acquirors or others, including financing sources and legal and other advisors. In addition, the Executive agrees that for a period of six months following a Change of Control the Executive will make himself reasonably available, upon reasonable advance notice, to provide such reasonable transitional assistance to the Person acquiring the Company or STC and its Subsidiaries as a result of a Change of Control, as the Person whose transaction has resulted in a Change of Control shall reasonably request."

                  3. Remainder of Employment Agreement Unchanged. Except as expressly set forth herein, this Amendment shall in no way be construed to modify any provision of the Employment Agreement.

                  4. Governing Law. The construction and performance of this Amendment shall be governed by the laws of the State of Texas without giving effect to the choice of law provisions thereof.

                  5. Counterparts. This Amendment may be executed in two or more counterparts, each of which will be deemed an original, but all of which together shall constitute but one and the same instrument.


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

                                       SUNRISE TELEVISION CORP.


                                       By: /s/ David A. Fitz
                                           ------------------------------------
                                               David A. Fitz
                                               Senior Vice President and
                                               Chief Financial Officer


                                       STC BROADCASTING, INC.


                                       By: /s/ David A. Fitz
                                           ------------------------------------
                                               David A. Fitz
                                               Senior Vice President and
                                               Chief Financial Officer


                                       EXECUTIVE:



                                           /s/ Robert N. Smith
                                           ------------------------------------
                                               Robert N. Smith